Exhibit 99.1

                                     [LOGO OF INTEGRATED SILICON SOLUTION, INC.]

FOR IMMEDIATE RELEASE
---------------------

           ISSI ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

        Santa Clara, Calif.--November 3, 2005--Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the fourth fiscal quarter and year ended September 30, 2005.

        Revenue in the fourth quarter was $61.5 million, compared with $31.1 million in the prior year period. The Company reported a GAAP net loss for the fourth quarter of ($6.3) million or ($0.17) per diluted share, compared with a net loss of ($15.6) million or ($0.43) per diluted share, in the prior year period. The fourth quarter GAAP net loss includes a charge for impairment on investments of ($4.9) million, charges related to the purchase accounting for the acquisition of Integrated Circuit Solution, Inc. (ICSI) of ($1.1) million, a charge to allowance for doubtful accounts for amounts due primarily from Delphi Electronics in regards to their bankruptcy filing totaling ($0.9) million and a gain on the sale of investments of $1.6 million. The total impact of these items was to increase the net loss by ($5.3M) or ($0.14) per diluted share.

        For the fiscal year ended September 30, 2005, revenue totaled $181.4 million compared to $181.0 million for fiscal year 2004. The net loss for the year ended September 30, 2005 totaled ($38.1) million or ($1.04) per diluted share compared to a net profit of $3.5 million or $0.10 per diluted share in fiscal year 2004.

        "As a result of our acquisition of ICSI, we began consolidating their financial results with ours as of May 1, 2005. The net effect is that our first full quarter of consolidating ICSI - the September 2005 quarter - has revenue increasing 97% over the quarter ending September 2004," said Jimmy Lee, Chairman and CEO. "We have strengthened our operating capabilities and we believe we are now well positioned to compete in the low and medium density DRAM market and the full range of the SRAM market. We have also made good progress in non-memory product lines."

        The statement of operations for the quarter ended September 30, 2005 currently includes an estimated charge for impairment of investments of $4.9 million. The Company is still analyzing the impairment of its investments and has engaged a qualified valuation analyst to assist in this assessment. The investment impairment is the Company's best estimate and may be subject to adjustment as the Company finalizes its valuation assessment. The Company expects to complete its assessment prior to filing its Form 10-K for the year ended September 30, 2005.

Conference Call
---------------

        ISSI will host a conference call today, November 3, 2005, beginning at 1:30 p.m. Pacific time. To access the call, dial 719-457-2619. The call will be simulcast over the Internet at www.com/call. The webcast will be available for replay until November 28, 2005.

                                     -more-

ISSI Release
November 3, 2005
Page Two

About the Company
-----------------

        ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

Safe Harbor Statement
---------------------

        Certain statements in this news release may be considered forward-looking statements, including statements related to strengthened operating capabilities, being well positioned to compete in the DRAM and SRAM markets, the estimated charge for impairment of investments, and our belief that we are making good progress in non-memory product lines. Such statements are subject to risks and uncertainties. Actual results may differ materially from current expectations due to many factors, including completion of the fiscal 2005 year-end audit, completion of the analysis of impairments on investments, a reduction in average selling prices for the Company's products and a resultant decrease in the Company's gross profit margin, changes in demand for the Company's products or the products in which the Company's products are used, changes in market conditions, inability to expand revenue, inability to effectively reduce expenses, inability to add new products or diversify product lines, order cancellations, and order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers or the Company, the Company's ability to secure manufacturing capacity from its foundries, or other factors. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended September 30, 2004 and its most recent Quarterly Report on Form 10Q for the quarter ended June 30, 2005.

                                      -###-

Consolidated Statements of Operations and Consolidated Balance Sheet to follow.

CONTACT:
Gary Fischer
President & CFO
(408) 969-4612
ir@issi.com

                        INTEGRATED SILICON SOLUTION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                   Three Months Ended             Year Ended
                                                      September 30,              September 30,
                                                ------------------------    ------------------------
                                                   2005          2004          2005          2004
                                                ----------    ----------    ----------    ----------
Net sales                                       $   61,467    $   31,124    $  181,438    $  181,012
Cost of sales                                       51,772        39,103       165,693       154,315
                                                ----------    ----------    ----------    ----------
Gross profit (loss)                                  9,695        (7,979)       15,745        26,697
                                                ----------    ----------    ----------    ----------

Operating expenses:
  Research and development                           4,551         5,302        19,340        20,838
  Selling, general and administrative                7,640         3,971        23,308        16,403
  In-process technology                                849             -         2,764             -
                                                ----------    ----------    ----------    ----------
    Total operating expenses                        13,040         9,273        45,412        37,241
                                                ----------    ----------    ----------    ----------

Operating loss                                      (3,345)      (17,252)      (29,667)      (10,544)
Other income (expense), net                         (4,891)          108        (2,548)        1,238
Gain on sale of investments                          1,597         2,134         5,002        10,874
                                                ----------    ----------    ----------    ----------
Income (loss) before income taxes, minority
  interest and equity in net (income) loss of
  affiliated companies                              (6,639)      (15,010)      (27,213)        1,568
Provision (benefit) for income taxes                  (293)           (9)         (267)          488
                                                ----------    ----------    ----------    ----------
Income (loss) before minority interest
  and equity in net income (loss) of
  affiliated companies                              (6,346)      (15,001)      (26,946)        1,080

Minority interest in net loss of
  consolidated subsidiaries                            136             -           767             -
Equity in net income (loss) of
  affiliated companies                                (137)         (560)      (11,913)        2,405
                                                ----------    ----------    ----------    ----------
Net income (loss)                               $   (6,347)   $  (15,561)   $  (38,092)   $    3,485
                                                ==========    ==========    ==========    ==========

Basic net income (loss) per share               $    (0.17)   $    (0.43)   $    (1.04)   $     0.10
                                                ==========    ==========    ==========    ==========
Shares used in basic per share calculation          37,038        36,061        36,663        33,444
                                                ==========    ==========    ==========    ==========

Diluted net income (loss) per share             $    (0.17)   $    (0.43)   $    (1.04)   $     0.10
                                                ==========    ==========    ==========    ==========
Shares used in diluted per share calculation        37,038        36,061        36,663        36,121
                                                ==========    ==========    ==========    ==========

                        INTEGRATED SILICON SOLUTION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                Three Months Ended
                                                September 30, 2005
                                                ------------------
Net sales                                       $           61,467
Cost of sales                                               51,772     Includes charge of $273K for ICSI purchase accounting
                                                ------------------
Gross profit (loss)                                          9,695
                                                ------------------
Operating expenses:
  Research and development                                   4,551     Includes charge of $882K to allowance for doubtful accounts
  Selling, general and administrative                        7,640     for amounts due primarily from Delphi Electronics
  In-process technology                                        849     Write-off of in-process technology from purchase accounting
                                                ------------------
    Total operating expenses                                13,040
                                                ------------------
Operating loss                                              (3,345)
Other income (expense), net                                 (4,891)    Includes $4,856K charge for the impairment of investments
Gain on sale of investments                                  1,597     Gain on the sale of investments
                                                ------------------
Income (loss) before income taxes, minority
  interest and equity in net (income)
  loss of affiliated companies                              (6,639)
Provision (benefit) for income taxes                          (293)
                                                ------------------
Income (loss) before minority interest
  and equity in net income (loss) of
  affiliated companies                                      (6,346)
Minority interest in net loss of
  consolidated subsidiaries                                    136
Equity in net income (loss) of
  affiliated companies                                        (137)
                                                ------------------
Net income (loss)                               $           (6,347)
                                                ==================
Basic and diluted net loss per share            $            (0.17)
                                                ==================
Shares used in per share calculation                        37,038
                                                ==================

                        INTEGRATED SILICON SOLUTION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                       September 30,    September 30,
                                                           2005             2004
                                                       -------------    -------------
                                                        (unaudited)          (1)
                           ASSETS
Current assets:
  Cash and cash equivalents                            $      27,484    $      17,015
  Restricted cash                                              1,500              301
  Short-term investments                                      96,427          120,450
  Accounts receivable, net                                    27,508           26,733
  Inventories                                                 60,468           44,718
  Other current assets                                         3,594            1,541
                                                       -------------    -------------
Total current assets                                         215,782          211,957
Property, equipment, and leasehold improvements, net          21,725            5,622
Other assets                                                  45,409           83,285
                                                       -------------    -------------
Total assets                                           $     282,916    $     300,864
                                                       =============    =============

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and notes                            $       6,628    $           -
  Accounts payable                                            35,705           30,493
  Accrued compensation and benefits                            2,467            2,431
  Accrued expenses                                             7,029            4,903
                                                       -------------    -------------
Total  current liabilities                                    51,829           37,827

Other long-term liabilities                                    1,793                -
                                                       -------------    -------------
Total liabilities                                             53,622           37,827

Minority interest                                              6,566                -

Stockholders' equity:
  Common stock                                                     4                4
  Additional paid-in capital                                 340,567          336,524
  Accumulated deficit                                       (131,935)         (93,843)
  Unearned compensation                                          (17)            (218)
  Accumulated comprehensive income                            14,109           20,570
                                                       -------------    -------------
Total stockholders' equity                                   222,728          263,037
                                                       -------------    -------------
Total liabilities and stockholders' equity             $     282,916    $     300,864
                                                       =============    =============

                 (1) Derived from audited financial statements.